EXHIBIT 99.1

T-Mobile Delivers Industry-Leading Postpaid Service Revenue and Cash Flow Growth in Q2 2022 and Raises Guidance Across the Board

The Un-carrier Leads the Industry in Postpaid and Broadband Customer Growth
Fueled by Network and Value Leadership

Industry-Leading Growth in Postpaid and Broadband Customers(1)
•Postpaid net account additions of 380 thousand, best in industry and highest in company history
•Postpaid net customer additions of 1.7 million, more than AT&T and Verizon combined and highest Q2 ever
•Postpaid phone net customer additions of 723 thousand, including lower churn than Verizon for first time ever
•High Speed Internet net customer additions of 560 thousand, best in industry for third consecutive quarter

Strong Financial Results Drive 2022 Guidance Raise Across the Board
•Service revenues of $15.3 billion grew 6% year-over-year, including industry-leading Postpaid service revenue growth of 9% and best postpaid phone ARPU growth in more than 5 years
•Net loss of $108 million and diluted (loss) per share (“EPS”) of $(0.09) decreased year-over-year due to merger-related costs and other special expense items amounting to $1.9 billion, net of tax, or $1.52 per share
•Core Adjusted EBITDA(2) of $6.6 billion grew 10% year-over-year, best growth in industry and raising guidance
•Net cash provided by operating activities of $4.2 billion grew 11% year-over-year, best growth in industry and raising guidance
•Free Cash Flow(2) of $1.8 billion grew 5% year-over-year, best growth in industry and raising guidance

Unprecedented Pace of 5G Network Build Delivers Differentiated Customer Experience
•Extended Range 5G covers 320 million people, or 97% of Americans
•Ultra Capacity 5G covers 235 million people and approximately 87% of T-Mobile customers
•50% of postpaid customers are now using a 5G phone, and 5G devices account for 55% of all network traffic

Commenced Sprint Network Shutdown and Will Substantially Complete Decommissioning by End of Q3
•Raising merger synergies guidance range to $5.4 to $5.6 billion in 2022

Bellevue, WA - July 27, 2022 - T-Mobile US, Inc. (NASDAQ: TMUS) reported second quarter 2022 results today, leading the industry with record postpaid account and broadband customer growth driven by its unmatched combination of value and quality. T-Mobile raises guidance across the board as its synergy-backed model and differentiated growth strategy continue to deliver the highest growth in postpaid service revenue and cash flows in the industry.

“Our relentless focus on putting customers first delivered yet another outstanding quarter for T-Mobile with industry-leading postpaid and broadband customer growth, including our highest ever postpaid account adds in company history,” said Mike Sievert, CEO of T-Mobile. “This momentum fueled our growth strategy and allowed us to raise guidance across the board yet again -- further proof that our commitment to addressing customer pain points in this challenging macro-economic environment is working.”

___________________________________________________________

(1)AT&T Inc. historically does not disclose postpaid net account additions. Industry-leading claims based on consensus expectations if results not yet reported.
(2)Core Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.

Industry-Leading Growth in Postpaid and Broadband Customers
•Postpaid net account additions of 380 thousand increased 32 thousand year-over-year.
•Postpaid net customer additions of 1.7 million increased 380 thousand year-over-year.
•Postpaid phone net customer additions of 723 thousand increased 96 thousand year-over-year, including higher gross additions and industry-leading churn improvement. Postpaid phone churn of 0.80% improved 7 basis points year-over-year and 13 basis points sequentially.
•Prepaid net customer additions of 146 thousand increased 70 thousand year-over-year. Prepaid churn of 2.58% was the lowest in company history and improved by 4 basis points year-over-year.
•High Speed Internet net customer additions of 560 thousand were a record-high, and T-Mobile ended the quarter with more than 1.5 million High Speed Internet customers.
•Total net customer additions of 1.8 million increased 450 thousand year-over-year and the total customer count increased to a record-high of 110 million.

	Quarter			Six Months Ended June 30,
(in thousands, except churn)	Q2 2022	Q1 2022	Q2 2021	2022	2021
Postpaid net account additions	380	348	348	728	605
Total net customer additions	1,802	1,380	1,352	3,182	2,713
Postpaid net customer additions	1,656	1,318	1,276	2,974	2,486
Postpaid phone net customer additions	723	589	627	1,312	1,400
Postpaid other net customer additions (1)	933	729	649	1,662	1,086
Prepaid net customer additions (1)	146	62	76	208	227
Total customers, end of period (1)(2)(3)	110,023	109,541	104,789	110,023	104,789
Postpaid phone churn	0.80%	0.93%	0.87%	0.86%	0.92%
Prepaid churn	2.58%	2.67%	2.62%	2.62%	2.70%
High Speed Internet net customer additions	560	338	95	898	188
Total High Speed Internet customers, end of period	1,544	984	288	1,544	288
(1)Includes high-speed internet customers.
(2)The total base adjustment in the second quarter of 2022 was a reduction of 1,320,000 total customers. Customers impacted by the decommissioning of the legacy Sprint CDMA and LTE and T-Mobile UMTS networks have been excluded from our customer base resulting in the removal of 212,000 postpaid phone customers and 349,000 postpaid other customers in the first quarter of 2022 and 284,000 postpaid phone customers, 946,000 postpaid other customers and 28,000 prepaid customers in the second quarter of 2022. In connection with our acquisition of companies, we included a base adjustment in the first quarter of 2022 to increase postpaid phone customers by 17,000 and reduce postpaid other customers by 14,000. Certain customers now serviced through reseller contracts were removed from our reported postpaid customer base, resulting in the removal of 42,000 postpaid phone customers and 20,000 postpaid other customers in the second quarter of 2022.
(3)In the first quarter of 2021, T-Mobile acquired 11,000 postpaid phone customers and 1,000 postpaid other customers through the acquisition of an affiliate.

Strong Financial Results
•Total service revenues increased 6% year-over-year to $15.3 billion, which included Postpaid service revenue growth of 9% year-over-year driven by continued customer account and ARPA growth.
•Net loss of $108 million and Diluted EPS of $(0.09) decreased year-over-year due to the impacts in the current quarter, net of tax, associated with merger-related costs of $1.3 billion, or $1.00 per share, impairment expense related to wireline assets of $358 million, or $0.29 per share, and legal-related expenses including from the impact of the settlement of certain litigation associated with the August 2021 cyberattack of $300 million, or $0.23 per share.
•Core Adjusted EBITDA increased 10% year-over-year to $6.6 billion primarily due to Service revenue growth and increased synergy realization.
•Net cash provided by operating activities increased 11% year-over-year to $4.2 billion, which included cash payments for merger-related costs of $907 million.
•Cash purchases of property and equipment, including capitalized interest increased 9% year-over-year to $3.6 billion driven by the accelerated build-out of the nationwide 5G network.
•Free Cash Flow increased 5% year-over-year to $1.8 billion, which included cash payments for merger-related costs of $907 million.

(in millions, except EPS)	Quarter			Six Months Ended June 30,		Q2 2022 vs. Q1 2022	Q2 2022 vs. Q2 2021	YTD 2022 vs. YTD 2021
	Q2 2022	Q1 2022	Q2 2021	2022	2021
Total service revenues	$15,316	$15,128	$14,492	$30,444	$28,684	1.2%	5.7%	6.1%
Postpaid service revenues	11,445	11,201	10,492	22,646	20,795	2.2%	9.1%	8.9%
Total revenues	19,701	20,120	19,950	39,821	39,709	(2.1)%	(1.2)%	0.3%
Net (loss) income	(108)	713	978	605	1,911	NM	NM	NM
Diluted EPS	(0.09)	0.57	0.78	0.48	1.52	NM	NM	NM
Adjusted EBITDA	7,004	6,950	6,906	13,954	13,811	0.8%	1.4%	1.0%
Core Adjusted EBITDA	6,618	6,463	5,992	13,081	11,856	2.4%	10.4%	10.3%
Net cash provided by operating activities	4,209	3,845	3,779	8,054	7,440	9.5%	11.4%	8.3%
Cash purchases of property and equipment, including capitalized interest	3,572	3,381	3,270	6,953	6,453	5.6%	9.2%	7.7%
Free Cash Flow	1,758	1,649	1,671	3,407	2,975	6.6%	5.2%	14.5%
NM = Not Meaningful

Un-carrier Tackles More Pain Points When Customers Need it Most
The Un-carrier announced several moves to help tackle pain points for mobile and broadband customers that have only been exacerbated by the current macroeconomic environment:
•Price Lock: While AT&T and Verizon responded to inflation with recent price hikes, T-Mobile is standing by its existing commitment to customers who switch to T-Mobile to ensure rate plan prices aren’t raised even as costs for everything else increase
•Internet Freedom: T-Mobile launched a customer-first disruption to broadband for consumers and businesses and expanded T-Mobile Business Internet nationwide, making it easy for broadband customers to break up with Big Internet, lock in their price with massive savings, and finally feel appreciated
•Coverage Beyond: T-Mobile provides coverage and keeps customers connected across the US, in the air, and with high speed data in 210+ countries and destinations, plus exclusive travel benefits and discounts

Unprecedented Pace of 5G Network Build Delivers Differentiated Customer Experience
T-Mobile is the leader in 5G with the country’s largest, fastest, most reliable and most awarded 5G network. The Un-carrier’s Extended Range 5G covers nearly everyone in the country – 320 million people, delivering more geographic coverage than Verizon and AT&T combined. 235 million people nationwide are covered with super-fast Ultra Capacity 5G, and T-Mobile expects to cover 260 million in 2022 and 300 million next year.

With more than 20 reports from third-party industry experts in the last two years, T-Mobile continues to live up to its hype as the most awarded 5G and overall network in the nation:
•Ookla: In its Q2 Speedtest Global Index Market Analysis, T-Mobile took the top spot for overall speed, lowest latency, highest consistency and overall video score. The report also ranked the Un-carrier’s 5G network first for download speed, availability and consistency
•Opensignal: In its latest USA 5G Experience Report, T-Mobile received top marks for fastest 5G download speed and 5G upload speed along with the best 5G availability and 5G reach nationwide. Opensignal also noted that T-Mobile’s download speed is not only getting faster but is widening its gap versus the competition, while customers are seeing over 3x the 5G availability of Verizon and 2x AT&T
•umlaut: In its latest nationwide study, T-Mobile is ranked #1 for the most reliable 5G network, most 5G coverage and highest active 5G download and upload speeds

Raising 2022 Merger Synergies Guidance on Accelerated Integration Progress
T-Mobile achieved a significant milestone with the commencement of the Sprint network shutdown. Nearly two thirds of the 35,000 targeted sites have been decommissioned at the end of Q2, and the company will substantially complete decommissioning by the end of Q3.

Based on the continued strength of execution, T-Mobile is raising its merger synergies guidance range to $5.4 to $5.6 billion in 2022, up from the previous range of $5.2 to $5.4 billion.
•Approximately $2.3 billion to $2.4 billion of selling, general and administrative (SG&A) expense reductions
•Approximately $1.8 billion to $1.9 billion of network synergies achieved through cost of service expense reductions
•Approximately $1.3 billion of network synergies related to avoided site builds

Raising 2022 Guidance Across the Board
•Postpaid net customer additions are expected to be between 6.0 million and 6.3 million, an increase from prior guidance of 5.3 to 5.8 million.
•Core Adjusted EBITDA, which is Adjusted EBITDA less lease revenues, is expected to be between $26.0 billion and $26.3 billion, an increase from prior guidance of $25.8 to $26.2 billion.
•Merger-related costs are expected to be between $4.7 billion and $5.0 billion before taxes. These costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided from operating activities and Free Cash Flow.
•Net cash provided by operating activities, including payments for Merger-related costs, is expected to be between $16.0 billion and $16.3 billion, an increase from prior guidance of $15.7 to $16.1 billion.
•Cash purchases of property and equipment, including capitalized interest, are expected to be between $13.5 billion to $13.7 billion, an increase from the prior guidance of $13.2 to $13.5 billion as T-Mobile continues its accelerated build-out of its nationwide 5G network.
•Free Cash Flow, including payments for Merger-related costs, is expected to be between $7.3 billion and $7.6 billion, an increase from prior guidance of $7.2 to $7.6 billion. Free Cash Flow guidance does not assume any material net cash inflows from securitization.

(in millions, except Postpaid net customer additions)	Previous		Current		Change (Mid-point)
Postpaid net customer additions (thousands)	5,300	5,800	6,000	6,300	600
Net income (1)	N/A	N/A	N/A	N/A	N/A
Core Adjusted EBITDA (2)	$25,800	$26,200	$26,000	$26,300	$150
Merger synergies	5,200	5,400	5,400	5,600	200
Merger-related costs (3)	4,500	5,000	4,700	5,000	100
Net cash provided by operating activities	15,700	16,100	16,000	16,300	250
Capital expenditures (4)	13,200	13,500	13,500	13,700	250
Free Cash Flow (5)	7,200	7,600	7,300	7,600	50
(1)T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of company operations, excluding the impact of lease revenues from related device financing programs. Guidance ranges assume lease revenues to be between $1.2 billion and $1.4 billion for 2022.
(3)Merger-related costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Free Cash Flow.
(4)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(5)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022.

Doing Better by Doing Good - the Un-carrier Way
T-Mobile continues to stay true to its commitment to use its network, scale and resources for good, building a more connected, equitable and sustainable future. Most recently:
•Since 2020, T-Mobile has connected over 4.3 million students across its education initiatives. And as the third year of Project 10Million approaches, the Un-carrier’s $10.7 billion initiative focused on providing students free internet connectivity is continuing to look for ways to reach more students
◦T-Mobile and Big Brothers Big Sisters of America recently announced a new partnership that makes access to T-Mobile’s Project 10Million even easier
•T-Mobile continues to lead the US wireless industry in green power usage and now ranks #3 on the EPA’s Green Power Partnership National Top 100 list (behind Microsoft and Google and ahead of AT&T at #8 and Verizon who isn’t on the list)
•T-Mobile was recently named Disability:IN’s Employer of the Year and was included on the Top Companies Disability Equality Index for the sixth year in a row

Financial Results
For more details on T-Mobile’s Q2 2022 financial results, including the Investor Factbook with detailed financial tables, please visit T-Mobile US, Inc.’s Investor Relations website at http://investor.t-mobile.com.

Earnings Call Information
Date/Time
•Wednesday, July 27, 2022 at 8:00 a.m. (EDT)

Access via Phone (audio only)
Please plan on accessing the call 10 minutes prior to the scheduled start time.
•US/Canada: 866-575-6534
•International: +1 856-344-9215
•Participant Passcode: 9665247

Access via Webcast
The earnings call will be broadcast live via the Investor Relations website at http://investor.t-mobile.com. A replay of the earnings call will be available for two weeks starting shortly after the call concludes and can be accessed by dialing 888-203-1112 (toll free) or +1-719-457-0820 (international). The passcode required to listen to the replay is 9665247.

Submit Questions via Twitter
Send a tweet to @TMobileIR or @MikeSievert using $TMUS

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investor.t-mobile.com), newsroom website (https://t-mobile.com/news), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR Twitter account (https://twitter.com/TMobileIR), the @MikeSievert Twitter account (https://twitter.com/MikeSievert), which Mr. Sievert also uses as a means for personal communications and observations, and the @TMobileCFO Twitter Account (https://twitter.com/tmobilecfo), and our CFO’s LinkedIn account (https://www.linkedin.com/in/peter-osvaldik-3887394), both of which Mr. Osvaldik also uses as a means for personal communication and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including unexpected delays, difficulties, and expenses in executing against our environmental, climate, or other “Environmental, Social, and Governance (ESG)” targets, goals and commitments outlined in this document, including, but not limited to, our efforts to reduce our greenhouse gas emissions, as well as changes in laws or regulations affecting us, such as changes in cybersecurity, data privacy, environmental, safety and health laws, and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission (the “SEC”). Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. T-Mobile does not undertake, and expressly disclaims any duty, to update any statements contained herein, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law. In addition, some of the statements contained in this document may rely on third-party information and projections that management believes to be reputable; however, T-Mobile does not independently verify or audit this information.

This document contains ESG-related statements based on hypothetical scenarios and assumptions as well as estimates that are subject to a high level of uncertainty, and these statements should not necessarily be viewed as being representative of current or actual risk or performance, or forecasts of expected risk or performance. In addition, historical, current, and forward-looking environmental and social-related statements may be based on standards for measuring progress that are still developing, and internal controls and processes that continue to evolve. Forward-looking and other statements in this document may also address our corporate responsibility and sustainability progress, plans, and goals, and the inclusion of such statements is not an indication that these contents are necessarily material for the purposes of complying with or reporting pursuant to the U.S. federal securities laws and regulations, even if we use the word “material” or “materiality” in this document in relation to those statements. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: natural disasters, public health crises, including adverse impact caused by the COVID-19 pandemic; competition, industry consolidation and changes in the market for wireless services; disruption, data loss or other security breaches, such as the criminal cyberattack we became aware of in August 2021; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Business”), and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation, now known as Sprint LLC (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the COVID-19 pandemic; our inability to manage the ongoing commercial and transition services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the effects of any future acquisition, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; restrictive covenants including the agreements governing our indebtedness and other financings; the risk of future material weaknesses we may identify while we continue to work to integrate the two companies following the Transactions, or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of and increased costs from existing or future legal proceedings, including these proceedings and inquiries relating to the criminal cyberattack we became aware of in August 2021; the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our exclusive forum provision as provided in our Certificate of Incorporation; interests of our significant stockholders that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; failure to realize the expected benefits and synergies of the merger with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected time frames or in the amounts anticipated; any delay and costs of, or difficulties in, integrating our business and Sprint's business and operations, and unexpected additional operating costs, customer loss and business disruptions, including challenges in maintaining relationships with employees, customers, suppliers or vendors; unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint's legacy customers onto T-Mobile's existing billing platforms; and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the SEC. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income (loss) as follows:

	Quarter						Six Months Ended June 30,
(in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	2021	2022
Net income (loss)	$933	$978	$691	$422	$713	$(108)	$1,911	$605
Adjustments:
Interest expense, net	835	850	836	821	864	851	1,685	1,715
Other expense, net	125	1	60	13	11	21	126	32
Income tax expense (benefit)	246	277	(3)	(193)	218	(55)	523	163
Operating income	2,139	2,106	1,584	1,063	1,806	709	4,245	2,515
Depreciation and amortization	4,289	4,077	4,145	3,872	3,585	3,491	8,366	7,076
Stock-based compensation (1)	130	129	127	135	136	149	259	285
Merger-related costs	298	611	955	1,243	1,413	1,668	909	3,081
Impairment expense	—	—	—	—	—	477	—	477
Legal-related expenses (2)	—	—	—	—	—	400	—	400
Other, net (3)	49	(17)	—	(11)	10	110	32	120
Adjusted EBITDA	6,905	6,906	6,811	6,302	6,950	7,004	13,811	13,954
Lease revenues	(1,041)	(914)	(770)	(623)	(487)	(386)	(1,955)	(873)
Core Adjusted EBITDA	$5,864	$5,992	$6,041	$5,679	$6,463	$6,618	$11,856	$13,081
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the consolidated financial statements. Additionally, certain stock-based compensation expenses associated with the Sprint merger have been included in Merger-related costs.
(2)Legal-related expenses consist of the settlement of certain litigation associated with the August 2021 cyberattack.
(3)Other, net, primarily consists of certain severance, restructuring and other expenses and income not directly attributable to the Merger, which would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.
Adjusted EBITDA - Earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, Stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance, such as Merger-related costs, COVID-19-related costs and Impairment expense. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs, including network decommissioning costs, impairment expense and certain legal-related expenses, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain nonrecurring income and expenses. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Free Cash Flow is calculated as follows:

	Quarter						Six Months Ended June 30,
(in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	2021	2022
Net cash provided by operating activities	$3,661	$3,779	$3,477	$3,000	$3,845	$4,209	$7,440	$8,054
Cash purchases of property and equipment	(3,183)	(3,270)	(2,944)	(2,929)	(3,381)	(3,572)	(6,453)	(6,953)
Proceeds from sales of tower sites	—	31	—	9	—	—	31	—
Proceeds related to beneficial interests in securitization transactions	891	1,137	1,071	1,032	1,185	1,121	2,028	2,306
Cash payments for debt prepayment or debt extinguishment costs	(65)	(6)	(45)	—	—	—	(71)	—
Free Cash Flow	$1,304	$1,671	$1,559	$1,112	$1,649	$1,758	$2,975	$3,407
Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, including Proceeds from sales of tower sites and Proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment or debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors and analysts to evaluate cash available to pay debt and provide further investment in the business.

The current guidance range for Free Cash Flow is calculated as follows:

	FY 2022
(in millions)	Guidance Range
Net cash provided by operating activities	$16,000	$16,300
Cash purchases of property and equipment	(13,500)	(13,700)
Proceeds related to beneficial interests in securitization transactions (1)	4,800	5,000
Free Cash Flow	$7,300	$7,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022.

The previous guidance range for Free Cash Flow was calculated as follows:

	FY 2022
(in millions)	Guidance Range
Net cash provided by operating activities	$15,700	$16,100
Cash purchases of property and equipment	(13,200)	(13,500)
Proceeds related to beneficial interests in securitization transactions (1)	4,700	5,000
Free Cash Flow	$7,200	$7,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022

T-Mobile US, Inc.
Operating Measures
(Unaudited)

The following table sets forth company operating measures ARPA and ARPU:

(in dollars)	Quarter						Six Months Ended June 30,
	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	2021	2022
Postpaid ARPA	$132.91	$133.55	$134.54	$135.04	$136.53	$137.92	$133.23	$137.23
Postpaid phone ARPU	47.30	47.61	48.06	48.03	48.41	48.96	47.45	48.69
Prepaid ARPU	37.81	38.53	39.49	39.32	39.19	38.71	38.17	38.95

Postpaid Average Revenue Per Account (Postpaid ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.